SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2020 (September 17, 2020)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	001-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2020, the Board of Directors of Synovus Financial Corp. (“Synovus”) voted to increase the size of the Board from eleven to twelve directors and appointed Pedro Cherry to fill the resulting vacancy, effective immediately.

Mr. Cherry, age 49, is the President and Chief Executive Officer of Atlanta Gas Light and Chattanooga Gas, overseeing all aspects of operations for the two regional natural gas utilities and subsidiaries of Southern Company, a public company and one of the nation’s largest generators of electricity. He has held that position since August 2020.  In addition to his current role at Atlanta Gas Light and Chattanooga Gas, he serves as a member of the Southern Company Gas Management Council and on the board of directors of Southern Company Gas Charitable Foundation.

From February 2017 to August 2020, Mr. Cherry served as Executive Vice President of Customer Service and Operations of Georgia Power, the largest subsidiary of Southern Company. From April 2015 to February 2017, he served as Senior Vice President of the Metro Atlanta Region of Georgia Power.  From 2006 to 2015, Mr. Cherry served in various other leadership positions within the Southern Company family of companies, including Metro West Region manager and Vice President of Community and Economic Development of Georgia Power.  Prior to 2006, he spent nine years in finance-related leadership positions with Southern Energy Inc., a Southern Company subsidiary that later became Mirant Corp.  He began his career as an engineering and business analyst for Carolina Power and Light Corp.

In addition to his current role at Atlanta Gas Light and Chattanooga Gas, Mr. Cherry serves on the advisory board of Synovus’ banking division in North Georgia.  He also serves on the boards of Zoo Atlanta, Georgia Tourism Foundation, Boys and Girls Club – Southeast Region, Clark Atlanta University and Leadership Atlanta.

There are no arrangements or understandings between Mr. Cherry or any person pursuant to which Mr. Cherry was selected as director, and there are no actual or proposed transactions between Mr. Cherry or any of his immediate family members and Synovus that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of Synovus.  The Board of Directors has affirmatively determined that Mr. Cherry qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the categorical standards of independence set by the Board.

As of the date of the appointment, Mr. Cherry is entitled to receive the compensation and participate in the plans applicable to Synovus’ directors, as set forth more particularly on Exhibit 10.1 to Synovus’ Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020.  In addition, Mr. Cherry will enter into Synovus’ standard indemnification agreement, a form of which was filed as Exhibit 10.1 to Synovus’ Current Report on Form 8-K filed with the SEC on July 26, 2007.  Except as set forth above, there is no other material plan, contract or arrangement in which Mr. Cherry will participate in connection with his appointment.

The Company issued a press release on September 17, 2020, announcing the appointment of Mr. Cherry to the Board of Directors.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Synovus press release dated September 17, 2020
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: September 17, 2020	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel